Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of April 14, 2023, by and among David L. Beatty, an individual residing at 38 Ticklefancy Lane, Salem, New Hampshire 03079 (the “Purchaser”), Ideanomics, Inc., a Nevada corporation (the “Seller”) and FNL Technologies, Inc., a Delaware corporation (“FNL”).

The parties hereby agree as follows:

1.	Purchase and Sale of Common Stock.

1.1              Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Seller agrees to sell to the Purchaser at the Closing 664,578 shares of FNL Common Stock, $0.0001 par value per share (the “Common Stock”), at an aggregate purchase price of One Million Dollars ($1,000,000) (the “Purchase Price”). The shares of Common Stock purchased by the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares,” and the sale and purchase of the Shares pursuant to this Agreement shall be referred to as the “Transaction.”

1.2	Closing; Delivery.

(a)                The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures at 2:00 PM (EDT) on the date hereof or on such other date or at such other time as the Purchaser and the Seller may agree (which time and place are designated as the “Closing”).

(b)               At the Closing, the Seller shall deliver to the Purchaser a certificate representing the Shares (the “Certificate”), together with stock powers duly executed in blank (the “Stock Powers”), together with such other documents as the Purchaser may reasonably request in order to effect the transfer of the Shares to the Purchaser, against payment of the Purchase Price therefor by wire transfer to a bank account designated by the Seller.

(c)                FNL hereby agrees that, upon presentation of the Certificate and the Stock Powers, it will promptly issue to the Purchaser a new certificate for the Shares and will record the transfer of the Shares from the Seller to the Purchaser on FNL’s stock register.

1.3              Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)                “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)                “Code” means the Internal Revenue Code of 1986, as amended.

(c)                “Material Adverse Effect” means a material adverse effect on the Transaction.

(d)                “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(e)                “Purchaser” has the meaning set forth in the Preamble.

(f)                 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.                  Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1              Organization, Good Standing, Corporate Power and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Seller has full power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby.

2.2              Authorization. All corporate action required to be taken by the Seller’s Board of Directors and stockholders in order to authorize the Seller to enter into this Agreement, and to sell and transfer the Shares at the Closing has been taken. All action on the part of the officers of the Seller necessary for the execution and delivery of this Agreement, the performance of all obligations of the Seller under this Agreement to be performed as of the Closing, and the sale and delivery of the Shares has been taken. This Agreement, when executed and delivered by the Seller, shall (assuming due execution and delivery by the Purchaser and FNL) constitute its valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3              The Shares. The Seller is the sole record and beneficial owner of the Shares and holds the Shares free of any lien, charge or encumbrance or any adverse claim by any person or entity. The Shares, when sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be (i) validly issued, fully paid and nonassessable, (ii) free of restrictions on transfer (including conversion or preemptive rights and rights of first refusal or similar rights) other than restrictions on transfer under this Agreement, applicable state and federal securities laws and (iii) free and clear of any lien, charge or encumbrance or any adverse claim by any person or entity other than liens or encumbrances created by or imposed by the Purchaser. The Shares have been issued in compliance with all applicable federal and state securities laws.

2.4              Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Seller in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.5              Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Seller’s knowledge, currently threatened in writing (i) against the Seller or any officer or director of the Seller; or (ii) to the Seller’s knowledge, that questions the validity of this Agreement or the right of the Seller to enter into this Agreement, or to consummate the Transaction contemplated by this Agreement; or (iii) to the Seller’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.6              Compliance with Other Instruments. The Seller is not in violation or default (i) of any provisions of its Charter or Bylaws, (ii) of any instrument, judgment, order, writ or decree, or (iii) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Seller, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the Transaction contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement (including, but not limited to any voting rights agreement, registration rights, right of first refusal, co-sale agreement, or any other similar contractual rights agreement pertaining to the shares which are the subject of this Agreement); or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Seller or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Seller.

2.7              Disclosure. The Seller has made available to the Purchaser all the information reasonably available to the Seller that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Seller contained in this Agreement and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or, to the Seller’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Seller has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.8              No Other Agreements. Except for this Agreement there are no other agreements, understandings, instruments, contracts or proposed agreements to which the Seller is a party or by which it is bound, or to which the shares are bound including, but not limited to, any voting rights agreement, registration rights, right of first refusal, co-sale, or any other similar contractual rights agreement pertaining to the shares which are the subject of this Agreement.

2.9               Sophisticated Party. The Seller (i) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of FNL to make an informed decision regarding the sale or transfer of the Shares, and (iii) has independently and without reliance upon the Purchaser or FNL (other than reliance on FNL’s and Purchaser’s express representations herein), and based on such information and the advice of such advisors as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Seller acknowledges that none of the Purchaser, FNL, or their respective affiliates is acting as a fiduciary or financial or investment adviser to the Seller, and has not given the Seller any investment advice or opinion on whether the sale or transfer of the Shares is prudent. The Seller acknowledges that (a) the Purchaser currently may have, and later may come into possession of, information with respect to FNL that is not known to the Seller and that may be material to a decision to sell or transfer the Shares, which, for the avoidance of doubt, may include, without limitation, any market share data, marketing plans, licenses, contract information, business plans (including with respect to mergers, acquisitions, dispositions, liquidity events, financings (equity or debt), joint ventures or other strategic alternatives), financial forecasts, historical financial data, notice of any intention by FNL to file a registration statement, valuations, capitalization information, budgets and other business information (“Seller Excluded Information”); (b) except for the information disclosed by FNL and/or the Purchaser in connection with their representations made herein, the Seller has not requested and does not wish to receive Seller Excluded Information from the Purchaser, and the Seller hereby waives and releases (and agrees that it shall not, and shall cause its affiliates and representatives to not, directly or indirectly, assert, make, assist, pursue or prosecute) any claims that the Seller might have against the Purchaser and FNL, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale or transfer of the Shares and the Transaction contemplated by this Agreement; (c) Seller Excluded Information may be indicative of a value of the Shares that is substantially greater than the Purchase Price (or that such value may significantly appreciate over time), or otherwise adverse to the Seller’s interest, and, therefore, Seller Excluded Information might be material to the Seller’s decision to sell or transfer the Shares; (d) there is a potential disadvantage to which the Seller is subject on account of a possible disparity of information as between the Purchaser and the Seller; and (e) notwithstanding the Seller’s lack of knowledge of Seller Excluded Information, the Seller has determined to sell or transfer the Shares based on the Seller’s own investigation of FNL and the advice of the Seller’s advisors recognizing the possible unequal knowledge position of the Purchaser and the Seller. The Seller understands that the Purchaser will rely on the accuracy and truth of the foregoing representations, and the Seller hereby consents to such reliance.

3.                  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that:

3.1              Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, shall (assuming due execution and delivery by the Seller and FNL) constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2              Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Seller, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3              Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that neither the Seller nor FNL has any obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Seller which are outside of the Purchaser’s or FNL’s control, and which the Seller and FNL are under no obligation and may not be able to satisfy.

3.4              No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Seller and FNL have made no assurances that a public market will ever exist for the Shares.

3.5              Legends. The Purchaser understands that the certificate representing that Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

(a)                “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO FNL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)               Any legend set forth in, or required by, this Agreement.

(c)                Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.6              Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7              No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or

(b) published any advertisement in connection with the offer and purchase of the Shares.

3.8              Residence. The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page.

3.9               Sophisticated Party. The Purchaser (i) is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of FNL to make an informed decision regarding his purchase of the Shares, and (iii) has independently and without reliance upon the Seller or FNL (other than reliance on FNL’s and the Seller’s express representations herein), and based on such information and the advice of such advisors as the Purchaser has deemed appropriate, made his own analysis and decision to enter into this Agreement. The Purchaser acknowledges that none of the Seller, FNL, or their respective affiliates is acting as a fiduciary or financial or investment adviser to the Purchaser, and has not given the Purchaser any investment advice or opinion on whether the purchase of the Shares is prudent. The Purchaser acknowledges that (a) the Seller currently may have, and later may come into possession of, information with respect to FNL that is not known to the Purchaser and that may be material to a decision to purchase the Shares, which, for the avoidance of doubt, may include, without limitation, any market share data, marketing plans, licenses, contract information, business plans (including with respect to mergers, acquisitions, dispositions, liquidity events, financings (equity or debt), joint ventures or other strategic alternatives), financial forecasts, historical financial data, notices provided to stockholders of FNL (such as notices under Section 228 of the Delaware General Corporation Law), notice of any FNL intention to file a registration statement, valuations, capitalization information, budgets and other business information (“Purchaser Excluded Information”); (b) except for the information disclosed by FNL and/or the Seller in connection with their representations made herein, the Purchaser has not requested and does not wish to receive Purchaser Excluded Information from the Seller, and the Purchaser hereby waives and releases (and agrees that he shall not, and shall cause his affiliates and representatives to not, directly or indirectly, assert, make, assist, pursue or prosecute) any claims that the Purchaser might have against the Seller and FNL, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Purchaser Excluded Information in connection with the sale or transfer of the Shares and the Transaction contemplated by this Agreement; (c) Purchaser Excluded Information may be indicative of a value of the Shares that is substantially less than the Purchase Price (or that such value may significantly depreciate over time), or otherwise adverse to the Purchaser’s interest, and, therefore, Purchaser Excluded Information might be material to the Purchaser’s decision to purchase the Shares; (d) there is a potential disadvantage to which the Purchaser is subject on account of a possible disparity of information as between the Seller and the Purchaser; and (e) notwithstanding the Purchaser’s lack of knowledge of Purchaser Excluded Information, the Purchaser has determined to purchase the Shares based on the Purchaser’s own investigation of FNL and the advice of the Purchaser’s advisors recognizing the possible unequal knowledge position of the Seller and the Purchaser. The Purchaser understands that the Seller will rely on the accuracy and truth of the foregoing representations, and the Purchaser hereby consents to such reliance.

4.                  Representations and Warranties of FNL. FNL hereby represents and warrants to the Purchaser as follows:

(a)                Existence; Good Standing. FNL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as now conducted and to own and operate its properties and assets as now owned and operated by it. FNL is not required by applicable law to qualify to conduct business as a foreign entity in any jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the assets or business of FNL, considered as a whole.

(b)               Capitalization. The authorized capital of FNL consists, immediately prior to the Closing, of 5,000,000 shares of Common Stock, 2,470,945 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. FNL holds no Common Stock in its treasury. FNL has reserved 125,008 shares of Common Stock for issuance upon exercise of outstanding warrants to purchase Common Stock and 1,339,150 shares of Common Stock for issuance to officers, directors, employees and consultants of FNL pursuant to its 2017 Stock Plan (as amended from time to time, the “Stock Plan”).

(c)                The Shares. The Shares are (i) validly issued, fully paid and nonassessable and (ii) free of restrictions on transfer (including conversion or preemptive rights and rights of first refusal or similar rights) other than restrictions on transfer under applicable state and federal securities laws.

(d)               Authorization; Enforceability. FNL has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions contemplated hereby. The execution and delivery by FNL of this Agreement and the performance by FNL of its obligations hereunder have been duly and validly authorized by all necessary corporate action. This Agreement, when executed and delivered by FNL shall (assuming the due execution and delivery of this Agreement by the Purchaser and the Seller) constitute the legal, valid and binding agreement of FNL, enforceable against FNL in accordance with its terms, except to the extent that enforceability may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

(e)                Litigation. There is no proceeding pending or, to the knowledge of FNL, threatened by or against FNL which would have a Material Adverse Effect on FNL or which would prevent, enjoin, alter or delay the Transaction contemplated by this Agreement.

(f)                 No Implied Warranties. Except for the representations and warranties contained in this Section 4, FNL does not make any other representation or warranty, express or implied, with respect to FNL, any of the Shares, or the Transaction contemplated by this Agreement or otherwise, and FNL disclaims any other representations or warranties.

5.                  Conditions to the Purchaser’s Obligations at Closing. The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1              Representations and Warranties. The representations and warranties of the Seller contained in Section 2 and of FNL contained in Section 4 shall be true and correct in all respects as of the Closing.

5.2              Performance. The Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Seller on or before such Closing. In amplification, and not in limitation, of the foregoing, the Seller shall have delivered to the Purchaser the Certificate, the duly-executed Stock Powers and such other documents as the Purchaser may reasonably request in order to effect the transfer of the Shares to the Purchaser.

5.3              Compliance Certificate. The CEO of the Seller shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4              Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.5              Shareholders’ Agreement. FNL, the Seller, the Key Holders party to that certain Shareholders’ Agreement dated as of April 20, 2021 (the “Shareholders’ Agreement”) and the Purchaser shall have executed and delivered an Amendment to the Shareholder’ Agreement pursuant to which the Seller shall have assigned to the Purchaser all of the Seller’s rights under that the Shareholders’ Agreement and the Purchaser shall have become a party to the Shareholders’ Agreement.

5.6              Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

6.                  Conditions of the Seller’s Obligations at Closing. The obligations of the Seller to sell Shares to the Purchaser at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1              Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 and of FNL contained in Section 4 shall be true and correct in all respects as of the Closing.

6.2              Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.3              Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

7.	Miscellaneous.

7.1              Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Seller and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Seller.

7.2              No Reliance. Each of the Seller and the Purchaser acknowledges and agrees that neither FNL, nor any of its stockholders, officers, directors, employees, or agents (other than the Seller and the Purchaser) have (i) acted as an agent, finder or broker for the Seller or the Purchaser or their respective agents with respect to the offer, purchase and/or sale of the Shares, (ii) made any representations or warranties of any kind, express or implied, to the Seller or the Purchaser or their respective agents in connection with the offer, purchase and/or sale of the Shares, other than as set forth in this Agreement, or (iii) have at any time had any duty to the Seller or the Purchaser or their respective agents to disclose any information relating to FNL, its business, or financial condition or relating to any other matters in connection with the offer, purchase and/or sale of the Shares.

7.3              Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4              Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.5              Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7	Notices.

(a)                General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 7.6.

(b)               Consent to Electronic Notice. The Purchaser consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Purchaser’s name on the signature page, as updated from time to time by notice to the Seller. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Purchaser agrees to promptly notify the Seller of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

7.8              No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Seller from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Seller agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Seller or any of its officers, employees or representatives is responsible.

7.9              Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Seller and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Seller.

7.10          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12          Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.13          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

7.14	Waiver and Release; Covenant Not to Sue.

(a)                Acknowledgement and Release of Claims. Effective as of the Closing and in partial consideration of the consummation of the Transactions at the Closing, each Party hereto, for itself and its heirs, representatives, successors, assigns, employees, officers, directors, stockholders, partners, members, agents and affiliates (each of such parties as a releasor, in each case, the “Releasors”), hereby forever fully, irrevocably and unconditionally releases and discharges (the “Release”) each other Party hereto and each of their respective members (direct and indirect), partners (direct and indirect), managers, shareholders (direct and indirect), directors, officers, employees, agents, lenders (and agents related thereto), attorneys, advisors, and representatives (such parties, collectively with such other parties, in each case, the “Released Parties”) from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising on or prior to the Closing related to, or arising out of, the Transaction contemplated by this Agreement, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue (collectively, the “Released Claims”).

(b)               Covenant Not to Sue. Each Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any judicial, quasi-judicial or arbitral proceeding of any kind against the Released Parties, based upon any Released Claims. The provisions of this Agreement will extend and inure to the benefit of and be binding upon, in addition to each Party, the respective legal successors, distributees and assigns of such Party (including, without limitation, an acquirer of or successor to all or substantially all of such Party’s stock, assets or business) just as if such successors, distributees or assigns had executed this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

SELLER:

Ideanomics, Inc.

By:
Name:	Alfred P. Poor
Title:	Chief Executive Officer

Seller’s Address:

1441 Broadway, 5th Floor

Suite 5116

New York, New York 10018

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER:

Name:	David L. Beatty

Purchaser’s Address:

38 Ticklefancy Lane

Salem, New Hampshire 03079

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

FNL Technologies, Inc.

By:
Name:	Jordan T. Greenfield
Title:	Chief Executive Officer

FNL’s Address:

361 Newbury St.

Boston, MA 02210